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                                                             EXHIBIT 23.1


                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of 1MAGE Software, Inc. of our report dated March 4, 1996, which appears on page 13 of the 1995 Annual Report to Shareholders of 1MAGE Software, Inc.


/s/ Karsh & Company, P.C.
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Karsh & Company, P.C.

Denver, CO
March 27, 1996